[PricewaterhouseCoopers LLP Letterhead]


July 30, 1999


Mr. Morris C. Aaron
Chief Financial Officer
The Network Connection, Inc.
222 North 44th Street
Phoenix, Arizona 85034

Dear Mr. Aaron:

This is to confirm that the client-auditor relationship between The Network Connection, Inc. (Commission File Number 1-13760) and PricewaterhouseCoopers LLP has ceased.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


cc: Chief Accountant
    SECPS Letter File, Mail Stop 11-3
    Securities and Exchange Commission
    450 Fifth Street, N.W.
    Washington, D.C. 20549

                    [PricewaterhouseCoopers LLP Letterhead]


July 30, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by The Network Connection, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 30, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP